SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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/ / Preliminary Proxy Statement

/ / Confidential, for the use of the Commission only
    (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/x/ Soliciting Material Pursuant to Rule 14a-12

                              WACHOVIA CORPORATION
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                (Name of Registrant As Specified In Its Charter)

                              SUNTRUST BANKS, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                         [Logo of SunTrust Banks, Inc.]


Contacts:
Investors          Media
Gary Peacock       Barry Koling   George Sard/Debbie Miller/Denise DesChenes
SunTrust           SunTrust       Citigate Sard Verbinnen
404-658-4879       404-230-5268   212-687-8080

For Immediate Release
June 4, 2001


            SUNTRUST PROPOSES AMENDMENT TO WACHOVIA BYLAWS TO PERMIT
                      SHAREHOLDERS TO CALL SPECIAL MEETING

     Atlanta, GA - SunTrust Banks, Inc. (NYSE:STI) announced today that it has proposed an amendment to Wachovia Corporation's (NYSE:WB) bylaws to be voted on August 3 at Wachovia's annual shareholders meeting.

     SunTrust said the proposed bylaw amendment would permit the holders of 10% or more of Wachovia's outstanding shares to require Wachovia to call a special meeting of shareholders. SunTrust said that if Wachovia shareholders approve the bylaw amendment and do not approve the proposed First Union merger at the annual meeting on August 3, then upon receipt of necessary regulatory approvals, if Wachovia does not negotiate with SunTrust, SunTrust would seek to call a special meeting of Wachovia shareholders. The purpose of the meeting would be to increase the size of Wachovia's Board of Directors and nominate persons for election to the Board who, subject to their fiduciary duties as Wachovia directors and subject to Wachovia's merger agreement with First Union, would pursue a merger with SunTrust unless a strategic alternative is then available to Wachovia that provides superior value from a financial point of view taking into account current and long-term value, strategic and cultural fit, and the impact on customers, employees and communities.

     L. Phillip Humann, Chairman, President and Chief Executive Officer of SunTrust, said, "Wachovia shareholders will decide on August 3 which of the two competing merger proposals they believe is superior. The action we took today is designed to protect shareholders' right to choose. If Wachovia shareholders prefer our proposal, they can vote down the First Union merger and vote in favor of the proposed bylaw amendment. If our solicitation is successful and Wachovia does not negotiate with SunTrust, we would then seek as soon as possible to call a special meeting of Wachovia shareholders to elect directors who will be committed to pursuing a merger with SunTrust unless a more attractive alternative is then available."

     SunTrust Banks, Inc. is the nation's ninth-largest commercial banking organization. The Company operates through an extensive distribution network in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia, and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include traditional deposit and credit services as well as trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage and capital markets services.

     This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust and Wachovia, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward- looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;
(2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. On May 29, 2001 SunTrust filed with the Securities and Exchange Commission ("SEC") a revised preliminary proxy statement for solicitation of proxies from Wachovia stockholders in connection with the Wachovia 2001 annual meeting of stockholders. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in the proposed transaction. Investors and security holders are urged to read the proxy statement and registration statement (when available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the proxy statement and the registration statement (when available) and other relevant documents at the SEC's Internet web site at www.sec.gov. The proxy statement, the registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust, 303 Peachtree Street, N.E., Atlanta, GA 30308,
Attention: Gary Peacock (404- 658-4753). SunTrust, its directors and executive officers and certain other persons may be deemed to be "participants" in SunTrust's solicitation of proxies from Wachovia stockholders. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in SunTrust's revised preliminary proxy statement on Schedule 14A, filed with the SEC on May 29, 2001.